UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

AMG OIL LTD

(Exact name of registrant as specified in charter)

Nevada	000-30087	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1407-1050 Burrard Street, Vancouver, B.C.,	V6Z 2S3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 682-6496

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 21, 2004 the Company gave notice to The Innes Group, Inc., that the Company does not wish to convert the US$30,000 advance into equity in the assets referred to in the Loan Agreement dated March 7, 2003 and as extended thereafter. The advance will convert to a promissory note, on August 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMG OIL LTD.
(Name of Registrant)

Date: April 21, 2004	By:	/s/ Michael Hart

Michael Hart, President